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                                 EXHIBIT 10.2

                  AMENDMENT TO SECURITIES PURCHASE AGREEMENT


     THIS AMENDMENT ("Amendment") is made as of the 31st day of December 1997, to that Securities Purchase Agreement dated as of December 3, 1997, by and between Intercell Corporation, a corporation organized under the laws of the state of Colorado, U.S.A., with headquarters at 370 17th Street, Suite 3290, Denver, Colorado 80202 (the "Company"), and the buyer set forth on the signature page hereof (the "Buyer") (including all Exhibits, Addenda and Amendments thereto, the "Securities Purchase Agreement").

                                   RECITALS

     A. The Securities Purchase Agreement contemplated a private placement of certain securities of or owned by the Company, to be purchased and sold in two separate closings to have taken place on distinct dates as specified in the Securities Purchase Agreement, and the First Closing has been completed in accordance with the terms thereof.

     B. The Company has requested that the Buyer accelerate the date of the Second Closing to December 31, 1997, and in consideration of such acceleration has offered additional consideration to the Buyer as set forth below, to which the Buyer has agreed subject to the terms of this Amendment.

     C. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings set forth in the Securities Purchase Agreement.

                                  AGREEMENTS

     NOW THEREFORE, for a valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Company and the Buyer agree to amend the Securities Purchase Agreement as follows:

     1.  Acceleration of Date of Second Closing.  The Second Closing shall take
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place on December 31, 1997, changing such date from that previously described in
Section 1(a)(ii) of the Securities Purchase Agreement.

     2.  Additional Consideration Provided to the Buyer. In consideration for
         ----------------------------------------------
the acceleration of the Second Closing, the Company agrees to the following additional consideration:

         The Company will grant, assign and pledge to the Buyer a first lien security interest, whether by assignment or otherwise as reasonably requested by the Buyer, in the following assets of the Company (collectively, the "Collateral"):

               all interests of Intercell as creditor of Sigma 7 Corporation and BMI Acquisition Group pursuant to the following: (x) Secured Corporate Promissory Note dated December 31, 1997, in the original principal amount of $3,057,774.13, and (y) Security Agreement dated April 30, 1997, secured by those assets of

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          Sigma 7 Corporation listed under UCC-1 Financing Statements, Nos.
          9725260676 and 9725260687, recorded on September 5, 1997 at 8:00 AM in the Office of the Secretary of State of the state of California;

               that parcel of real property, located in Pinal County, Arizona, which parcel of real property is more fully described in that General Warranty Deed dated April 18, 1996, and recorded in the office of the Pinal County Recorder in Deed Book 1996, Page 022505;

               all interests of Intercell as creditor of Intercell Technologies Corporation pursuant to the following: (x) Promissory Note dated July 18, 1997, in the original principal amount of $2,200,000, and (y) Stock Pledge and Security Agreement dated July 18, 1997; and

               all proceeds of any and all of the Collateral (including, without limitation, cash proceeds) and, to the extent not otherwise included, all payments under insurance (whether or not the Buyer is the loss payee thereof) or under any indemnity, warranty or guaranty, payable by reason of loss or damage or otherwise with respect to any of the Collateral.

          The Company will deliver to the Escrow Agent on behalf of the Buyer, on the date of the Second Closing, and in addition to the Sigma Stock referred to in the Securities Purchase Agreement, fifty thousand shares of common stock of Sigma 7 Corporation.

          The Buyer shall have the right but not the obligation to require the Company to pre-pay all or any unconverted portion of the outstanding principal amount of either the A-1 Debenture or the A-2 Debenture (or both) within ten (10) business days after completion of the contemplated initial public offering of Sigma 7 Corporation (the "IPO") (or as soon thereafter as the proceeds from the IPO become available to the Company), along with all interest then due on such pre-paid portions thereof. Such pre-payment shall be in cash and shall not subject the Company to any pre-payment penalty or other additional charge as a result of such pre-payment. The Buyer specifically agrees and acknowledges that the provisions of this
     Section 2(c) are subject to the reasonable requirements and conditions of the underwriter for the IPO, and the underwriter's reasonable objection in writing to such pre-payment, stating its good faith business reasons for such objection, shall operate to modify this Section 2(c) to the extent of such objection. The Company agrees to use its reasonable best efforts to obtain the underwriter's approval of the pre-payment option described in this Section 2(c).

     3.  Miscellaneous.  The Company and the Buyer each agree to provide and/or
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execute such further documents and things as the other party may reasonably request to effect the purposes of this Amendment, including without limitation those documents and things referred to in Section 4 of that Security Agreement between the Company and the Buyer of even date herewith. Each party hereto acknowledges and agrees that, as of the date hereof, neither party is in breach of the Securities Purchase Agreement. This Amendment is hereby incorporated into and made a part of the Securities Purchase Agreement by reference. Except as specifically stated herein, each of the terms and conditions, and all of the respective covenants, warranties and

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representations of the parties, shall remain in effect as set forth in the
Securities Purchase Agreement.

     IN WITNESS WHEREOF, the parties have executed this Amendment to Securities Purchase Agreement as of the date first hereinabove written.



                           [SIGNATURE PAGE FOLLOWS]

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                        [SIGNATURE PAGE TO AMENDMENT TO
            SECURITIES PURCHASE AGREEMENT DATED DECEMBER 31, 1997]



                              COMPANY:


                              INTERCELL CORPORATION

                              By  /s/ Paul H. Metzinger
                                 ------------------------------------------
                                      Mr. Paul H. Metzinger, President and CEO


                              BUYER:

                              THE AUGUSTINE FUND, L.P.

                              By:  Augustine Capital Management, Inc.,
                                   General Partner

                              By  /s/ John T. Porter
                                 ------------------------------------------
                                      (Signature of authorized officer)


                              _____________________________________________
                              (Print name and title)


                              BUYER'S ADDRESS:

                              141 West Jackson Blvd., Suite 1792
                              Chicago, Illinois  60604
                              Telephone: 312-427-5457
                              Facsimile: 312-427-5396

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